Exhibit 99.1

MCEWEN MINING REPORTS Q1 2019 PRODUCTION RESULTS

TORONTO, Apr 9, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q1 2019 of 26,789 gold ounces and 703,217 silver ounces, or 36,166 gold equivalent ounces(1)(“GEOs”).

Consolidated Production Summary

	Q1		Full Year
	2018	2019	2018	2019 Guidance
Gold (oz)	35,069	26,789	135,203	162,000
Silver (oz)	695,651	703,217	3,032,694	3,225,000
GEOs(1)	44,344	36,166	175,640	205,000

(1) Using a 75:1 gold to silver ratio.

“I am very pleased to say that after a tough start to the year at our Black Fox and Gold Bar mines, we have delivered a strong close to the first quarter. In March, gold production improved significantly at Black Fox, allowing us to achieve 93% of our budgeted production for the quarter. The issues that pushed the start-up of commercial production at Gold Bar from Q1 into Q2 have largely been resolved. The San José and El Gallo mines are performing well and are on-track to deliver over 50% of our planned 2019 production of 205,000 gold equivalent ounces. I’m excited about starting our exploration drilling programs in Timmins and Nevada, which will generate results for the rest of the year,” said Rob McEwen, Chairman and Chief Owner.

Gold Bar Mine, USA (100%)

The ramp-up of production at Gold Bar is progressing and we are addressing the challenges with the crushing plant. Several issues related to material handling have been resolved and throughput at the crushing and stacking plant is increasing. Other aspects of the mine are performing as designed.

The first gold ingot was poured at Gold Bar on February 16. Since then the mine has poured gold regularly with Q1 production totalling 2,052 gold ounces. Guidance has been reduced by 10% as a result of the slower than expected start-up. We expect Gold Bar to achieve commercial production during Q2 2019, and produce 50,000 gold ounces during the full year.

Our 2019 exploration budget for the Gold Bar property is $5 million. Exploration drilling will target both near surface and deep Carlin-type mineralization. Drilling is expected to start in early May and continue throughout the rest of the year.

Black Fox Mine, Canada (100%)

Black Fox produced 8,765 gold ounces in Q1. In spite of the primary contractor-operated crushing plant being shut down for 6 weeks in February and March due to a fire, our team recorded strong production of 5,335 gold ounces in March, and achieved 93% of our budgeted production for the quarter. The crusher has been repaired and is now operating normally and we maintain our guidance of 50,000 gold ounces for 2019.

Our 2019 exploration budget for the Black Fox Complex is $17 million and includes surface and underground drilling. Surface drilling with three drill rigs started up again at the beginning of April, and we expect to announce initial results in late May.

McEwen Mining Inc.

San José Mine, Argentina (49%(2))

Our attributable production from San José was 10,559 gold ounces and 701,341 silver ounces, for a total of 19,910 GEOs in Q1. Production at San José is typically lower in the first quarter due to regularly scheduled maintenance. The mine is on-track to achieve our full year guidance for 2019 of 92,000 GEOs. We received approximately $2 million in dividends from our interest in San José during Q1.

El Gallo Project, Mexico (100%)

El Gallo produced 5,413 gold ounces in Q1. El Gallo continues to recover gold from residual leaching of the heap leach. During the quarter the process plant underwent a small expansion to improve efficiency and enable faster gold recovery.

Fenix Project

Work on the Fenix Project feasibility study and permitting is progressing. We expect the feasibility study to be complete in Q2 2019.

Potential Sale

As part of our capital allocation strategy we are exploring the potential sale of our Mexican assets. We anticipate that half of the net proceeds from the potential sale would be used to advance our development projects, and the balance would be used to retire a portion of our debt.

First Quarter Financial Results

Operating costs for the quarter ended March 31, 2019 will be released with our 10-Q Quarterly Financial Statements in early May.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the Fenix Project in Mexico; the Gold Bar mine in Nevada; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has approximately 360 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

Footnotes

(1)   ‘Gold Equivalent Ounces’ are calculated based on a 75:1 gold to silver ratio.

(2)   The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

All dollar amounts are US Dollars.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical contents of this news release has been reviewed and approved by Chris Stewart, P.Eng., President & COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects.”

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com	Facebook facebook.com/mcewenrob Website www.mcewenmining.com Twitter twitter.com/mcewenmining	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690